EXHIBIT 5.1

February 14, 2005

Collectors Universe, Inc.

1921 E. Alton Avenue

Santa Ana, California 92705

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3, Registration No. 333-122129, filed by Collectors Universe, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on January 19, 2005 (as may be amended or supplemented, the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 3,450,000 shares of the Company’s Common Stock, $0.001 par value (the “Shares”). Those Shares, which include 450,000 shares of Common Stock which will be subject to an over-allotment option to be granted to the underwriters by the Company and the Selling Stockholders (identified in the Registration Statement), are to be sold to the underwriters as described in the Registration Statement for sale to the public.

As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the authorization, issuance and sale of the shares of the Common Stock.

Based on the foregoing, and subject to compliance with applicable state securities laws, it is our opinion that the 3,450,000 Shares of the Company’s Common Stock, when issued and sold in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus which is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

Very truly yours,

STRADLING YOCCA CARLSON & RAUTH

/s/ STRADLING YOCCA CARLSON & RAUTH